EXHIBIT 99.1

                           Union Bankshares, Inc.
---------------------------------------------------------------------------
                              December 31, 2002
                            Fourth Quarter Report

                             [LOGO]   CITIZENS
                                      SAVINGS BANK
                                      AND TRUST COMPANY

                             [LOGO]   UNION BANK

                          Wholly Owned Subsidiaries

                                                           January 28, 2003

Dear Shareholder:

The final quarter of 2002 has come to a close and we are pleased to report the results. Net income for the quarter was $1.53 million ($.51 per share) and for the year, $5.18 million ($1.71 per share). Both improvements over prior year periods.

Interest rates have continued to hover at 40 year lows, feeding the refinancing "frenzy" throughout the year. Late in the third quarter and during the fourth quarter we made the decision, in order to reduce our interest rate risk, to "sell" a portion of the low rate, fixed term mortgage loans we were originating. Although we sold over $28 million in mortgage loans during the year, the loans outstanding increased $5 million. The sale of loans also had a positive effect by increasing our sold and serviced loan portfolio to over $60 million, which will increase servicing fee income in the future.

Another positive influence this year was the BUILD loan program for financing residential and small business construction projects. $20 million in loans were granted, which added much needed fuel for the local economy. Since its inception in 1992, $118 million has been provided for construction loans within our market area. Although a bit too early to say for sure, we anticipate another strong BUILD year in 2003.

In April we opened our new Fairfax office. At year end we were ahead of plan for both loan and deposit growth and the reception from the community has been very good. The next few years should show continued growth for us in Fairfax.

In general the economy shows mixed results within our service area. While Lamoille County appears to be faring well (lots of snow so far), Caledonia County has been less fortunate and has experienced layoffs at a number of companies. Efforts are underway to invigorate the economy and provide employment growth. We are participating in these endeavors and are optimistic the St. Johnsbury economy will improve.

It is impossible to write a letter to shareholders for 2002 without a comment on the corporate governance changes being implemented from the Enron fallout. New rules are still being drafted but it is safe to say the cost of ensuring compliance will rise as will oversight of the accountants and public companies they audit. Since financial institutions are already part of a regulated industry, hopefully the impact of the new regulations will not be too onerous. Change was needed in many industries; we hope it is rational change benefiting all shareholders.

Our annual meeting is scheduled for May 21st with information to be mailed in mid-April.

Enclosed is a dividend check or advice of deposit representing a dividend of $.30 per share to shareholders of record January 25, 2003.

Sincerely,


W. Arlen Smith                         Kenneth D. Gibbons
Chairman                               President & CEO



Consolidated Balance Sheets (unaudited)
----------------------------------------------------------------------------------
                                           December 31, 2002     December 31, 2001

ASSETS
Cash and Due from Banks                      $ 16,034,532          $ 13,926,457
Federal Funds Sold                              6,000,000             7,522,886
Interest Bearing Deposits                       9,039,490             4,807,737
U.S. Government Securities                     18,614,393            15,628,338
State and Municipal Securities                  6,611,928             5,900,430
Corporate Securities                           21,846,329            29,147,363
Loans, net                                    255,808,714           250,943,200
  Less:  Reserve for Loan Losses               (2,908,222)           (2,800,963)
Premises and Equipment, net                     4,612,211             4,156,095
Other Real Estate Owned                           783,761             1,296,192
Other Assets                                    7,098,675             6,947,621
                                             ----------------------------------

       Total Assets                          $343,541,811          $337,475,356
                                             ==================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand Deposits                              $ 40,976,579          $ 39,546,401
Savings and Time Deposits                     252,027,914           246,175,254
Borrowed Funds                                  7,536,032            10,334,441
Other Liabilities                               3,824,158             4,194,224
Common Stock                                    6,541,378             6,536,378
Paid in Capital                                   317,554               277,254
Retained Earnings                              33,357,226            31,628,920
Accumulated Other Comprehensive Income            682,901               494,415
Treasury Stock at Cost                         (1,721,931)           (1,721,931)
                                             ----------------------------------

      Total Liabilities and
       Shareholders' Equity                  $343,541,811          $337,475,356
                                             ==================================

Standby Letters of Credit were $1,247,000 and $693,000 at December 31, 2002 and 2001 respectively.


Consolidated Statements of Income (unaudited)
-------------------------------------------------------------------------------------------
                                      12/31/02      12/31/01      12/31/02       12/31/01
                                         (3 months ended)            (12 months ended)

Interest Income                      $5,521,041    $5,917,506    $22,169,065    $24,123,828
Interest Expense                      1,470,303     2,245,095      6,363,945      9,564,446
                                     ------------------------------------------------------

      Net Interest Income             4,050,738     3,672,411     15,805,120     14,559,382
Less:  Provision for Loan Losses         66,000       121,250        356,000        320,000
                                     ------------------------------------------------------

      Net Interest Income after
       Loan Loss Provision            3,984,738     3,551,161     15,449,120     14,239,382

Trust Income                             46,028        42,262        169,208        246,609
Other Income                          1,150,481       874,876      3,390,016      2,826,069
Other Operating Expenses:
  Salaries                            1,257,678     1,243,570      5,092,567      4,753,569
  Employee Benefits                     528,241       443,820      1,680,657      1,450,794
  Occupancy                             107,923       146,834        600,248        633,531
  Equipment                             246,631       204,061        894,861        835,263
  Other                                 861,382       736,148      3,492,600      2,822,879
                                     ------------------------------------------------------
      Total                           3,001,855     2,774,433     11,760,933     10,496,036

Net Income before Tax                 2,179,392     1,693,866      7,247,411      6,816,024
Income Tax Expense                      647,378       496,610      2,067,597      1,984,006
                                     ------------------------------------------------------
      Net Income                     $1,532,014    $1,197,256    $ 5,179,814    $ 4,832,018
                                     ======================================================

Earnings per Share                   $     0.51    $     0.39    $      1.71    $      1.59
Book Value Per Share                                             $     12.94    $     12.29

                                Directors of
                           Union Bankshares, Inc.

                          W. Arlen Smith, Chairman
                              Cynthia D. Borck
                            William T. Costa, Jr.
                             Kenneth D. Gibbons
                            Franklin G. Hovey II
                              Richard C. Marron
                              Robert P. Rollins
                                Jerry S. Rowe
                             Richard C. Sargent
                                John H. Steel

                                 officers of
                           Union Bankshares, Inc.

W. Arlen Smith                                                     Chairman
Cynthia D. Borck                                             Vice-President
Kenneth D. Gibbons                                                President
Marsha A. Mongeon                                  Vice President/Treasurer
Robert P. Rollins                                                 Secretary
Jerry S. Rowe                                                Vice President
JoAnn A. Tallman                                        Assistant Secretary

                     Directors of Citizens Savings Bank
                              and Trust Company

                              Cynthia D. Borck
                            J.R. Alexis Clouatre
                            William T. Costa, Jr.
                               Dwight A. Davis
                             Kenneth D. Gibbons
                            Franklin G. Hovey II
                                Jerry S. Rowe
                              Joseph M. Sherman

                      Officers of Citizens Savings Bank
                              and Trust Company

Alice H. Claflin                                              Trust Officer
Karen C. Gammell                                        Assistant Treasurer
Tracey D. Holbrook                                           Vice President
Susan O. Laferriere                                          Vice President
Dennis J. Lamothe                           Senior Vice President/Treasurer
Marsha A. Mongeon                                       Assistant Treasurer
Mildred R. Nelson                                  Assistant Vice President
Barbara A. Olden                                   Assistant Vice President
Deborah J. Partlow                                            Trust Officer
Jerry S. Rowe                                                     President
Tracy R. Verge                                          Assistant Treasurer
David A. Weed                                                Vice President

                           Directors of Union Bank

                          W. Arlen Smith, Chairman
                              Cynthia D. Borck
                             Kenneth D. Gibbons
                              Richard C. Marron
                              Robert P. Rollins
                             Richard C. Sargent
                                John H. Steel

                           Officers of Union Bank

Wanda L. Allaire                                   Assistant Vice President
Rhonda L. Bennett                                            Vice President
Cynthia D. Borck                                   Executive Vice President
Shawn M. Davis                                      Commercial Loan Officer
Fern C. Farmer                                     Assistant Vice President
Patsy S. French                                    Assistant Vice President
Kenneth D. Gibbons                                                President
Lorraine M. Gordon                                 Assistant Vice President
Claire A. Hindes                                   Assistant Vice President
Patricia N. Hogan                                            Vice President
Peter R. Jones                                               Vice President
Stephen H. Kendall                                 Assistant Vice President
Margaret S. Lambert                                Assistant Vice President
Susan F. Lassiter                                  Assistant Vice President
Phillip L. Martin                                  Assistant Vice President
Marsha A. Mongeon                           Senior Vice President/Treasurer
Freda T. Moody                                     Assistant Vice President
Richard N. Morrison                                Assistant Vice President
Colleen D. Putvain                                      Assistant Treasurer
Ruth P. Schwartz                                             Vice President
David S. Silverman                                    Senior Vice President
JoAnn A. Tallman                                        Assistant Secretary
Francis E. Welch                                   Assistant Vice President
Craig S. Wiltshire                                           Vice President

                             Union Bank Offices

     Morrisville                                   Jeffersonville
20 Lower Main Street*                              80 Main Street*
    (802) 888-6600                                 (802) 644-6600

   Northgate Plaza*                                   Hyde Park
      Route 100                                    250 Main Street
    (802) 888-6860                                 (802) 888-6880

        Stowe                                     Remote ATM's at:
    Stowe Village*                           Smugglers' Notch Resort (2)
    47 Park Street                              Johnson State College
    (802) 253-6600                                 Copley Hospital
                                               Cold Hollow Cider Mill
       Fairfax                                   Trapp Family Lodge
      Route 104*                              Stowe Mountain Resort (3)
    (802) 849-2600                           Big John's Riverside Store
                                               Taft Corners, Williston
       Hardwick                                     Ben & Jerry's
   103 VT Route 15*                              Stowe Mountain Road
    (802) 472-8100
                                                       Express
       Johnson                                       Telebanking
198 Lower Main Street*                             (802) 888-6448
    (802) 635-6600                                 (800) 583-2869

                             www.unionbankvt.com

*    ATM's at these branches

                            Citizens Savings Bank
                              and Trust Company
                                   Offices

    St. Johnsbury                                 Remote ATM's at:
 364 Railroad Street*                           East Burke, Route 114
    (802) 748-3131                                Danville, Route 2
                                                   Burke Mountain
 325 Portland Street*                               Ski Area (2)
    (802) 748-3121
                                                Littleton Loan Center
     Lyndonville                                   241 Main Street
  183 Depot Street*                                 Littleton, NH
    (802) 626-3100                                 (603) 444-7136

 St. Johnsbury Center                           Express Phone Banking
 Green Mountain Mall*                              (802) 748-0815
 1998 Memorial Drive                               (800) 748-1018
    (802) 748-2454

                                www.csbtc.com

*    ATM's at these branches